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                                                                    EXHIBIT 23.7

                                 August 4, 2000

Mr. William P. O'Reilly
President and Chief Executive Officer
Eltrax Systems, Inc.
40 Galleria Parkway, Suite 300
Atlanta, GA 30339

     Re: Consent of Jaffe Raitt Heuer & Weiss, P.C.

Dear Mr. O'Reilly:

     We hereby consent to the use of this firm's name wherever it appears in Eltrax Systems Inc.'s Form S-4 Registration Statement to be dated August 7, 2000 and all amendments thereto.

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ William E. Sider